UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective upon the approval of the Compensation Committee of the Board of Directors (the “Committee”) of the Company on May 17, 2017, Synthesis Energy Systems, Inc. adopted a salary for stock options program, whereby certain employees, including DeLome Fair, the Company’s President and Chief Executive Officer, and Chris Raczkowski, the Company’s President - Asia, elected to reduce their base salary for a period of time, and in exchange for such election, they will receive non-qualified stock options exercisable for a number of shares of the common stock of the Company. The exchange relates to the payroll amount to be received by such employees for a period of six months from May 2017 to the end of October 2017.

The number of shares underlying the stock option will be determined by multiplying the amount of the salary reduction by 1.15 (participation incentive) (or in the case of the directors, cash fee reduction) then dividing the adjusted salary reduction by the fair value of the stock options as determined using the Black-Scholes valuation method typically utilized by the Company. The exercise price of the stock options will be determined based on the fair market value of the common stock on the date of the payroll payment as specified above. The stock options will vest over six months from the date of grant and the term of the stock options is ten years from the award date.

In addition, an updated form of award agreement will be utilized in connection with the grant of awards of these stock options under the Company’s Amended and Restated 2015 Incentive Plan, as amended, to reflect that the award vests over six months from the date of grant. Such form of award agreement is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*+10.1 Form of Non-statutory Stock Option Agreement (six month vesting).

* Filed herewith.

+ Management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: May 23, 2017	/s/ DeLome Fair
DeLome Fair
President and Chief Executive Officer

Exhibit Index

*+10.1 Form of Non-statutory Stock Option Agreement (six month vesting).

* Filed herewith.

+ Management contract or compensatory plan.